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                                                                   Exhibit 14(c)


[SUTHERLAND ASBILL & BRENNAN LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the Registration Statement on Form N-14 for certain series of AEGON/Transamerica Series Fund, Inc. (to be filed). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.


SUTHERLAND ASBILL & BRENNAN LLP


By: /s/Eric A. Arnold
   --------------------
       Eric A. Arnold


Washington, D.C.
December 28, 2001